EXHIBIT (A)(15)
ICON FUNDS
AMENDMENT NO. 14 TO MASTER TRUST AGREEMENT
AMENDMENT No.14 to the Master Trust Agreement of ICON Funds dated as of December 20, 2007 at Greenwood Village, Colorado.
WITNESSETH:
WHEREAS, Section 7.3 of the ICON Master Trust Agreement dated September 19, 1996, as amended (the “Agreement”) of ICON Funds (the “Trust”), provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust; and
WHEREAS, a majority of the Trustees of the Trust desire to amend Section 4.2 of the Master Agreement to add an additional class of shares to each of the following sub-trusts: ICON Asia-Pacific Region Fund, ICON Europe Fund and ICON International Equity Fund;
WHEREAS, a majority of the Trustees of the Trust duly adopted the amendment to this Agreement as of December 20, 2007 and authorized the same to be filed with the Secretary of the State of the Commonwealth of Massachusetts;
NOW, THEREFORE, the undersigned, pursuant to the authorization described above, hereby amend Section 4.2 of the Master Trust Agreement, as heretofore in effect, to read as follows:
Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the Trustees’ authority to establish further sub-trusts pursuant to Section 4.1, the Trustees hereby establish the following sub-trusts:

EXHIBIT (A)(15)
FUNDS/CLASSES WITH NO DISTRIBUTION PLAN
ICON Asia Pacific Region Fund- Class S and Class Z
ICON Bond Fund-Class Z
ICON Consumer Discretionary Fund
ICON Core Equity Fund-Class Z
ICON Income Opportunity Fund-Class Z (formerly, ICON Covered Call Fund — Class Z)
ICON Energy Fund
ICON Equity Income Fund-Class Z
ICON Europe Fund — Class S and Class Z
ICON Financial Fund
ICON Healthcare Fund
ICON Information Technology Fund
ICON Industrials Fund
ICON International Equity Fund-Class Z, Class Q and Class S
ICON Leisure and Consumer Staples Fund
ICON Long/Short Fund-Class Z
ICON Materials Fund
ICON Telecommunication & Utilities Fund
FUNDS/CLASSES WITH DISTRIBUTION PLAN
(CLASS C, CLASS I and CLASS A)
ICON Bond Fund-Class C and I only
ICON Core Equity Fund
ICON Income Opportunity Fund (formerly, ICON Covered Call Fund)
ICON Equity Income Fund
ICON Long/Short Fund
ICON International Equity Fund
ICON Asia-Pacific Region Fund
ICON Europe Fund
IN WITNESS WHEREOF, my hand as of this 20th day of December, 2007

/s/ Donald Salcito
Donald Salcito, Vice President and Secretary